USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                         PORTFOLIO MANAGEMENT AGREEMENT


         AGREEMENT, made this 12th day of April, 2005 by and among USAllianz Advisers, LLC (the "Manager"), USAllianz Variable Insurance Products Trust (the "Trust"), and Franklin Advisory Services, LLC ("Portfolio Manager").

         WHEREAS, the Trust is a Delaware business trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999 (the "Declaration") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management series-type investment company;

         WHEREAS, the Manager has been appointed by the Trust, pursuant to an investment management agreement dated April 27, 2001 ("Investment Management Agreement"), to act as investment manager to the series of the Trust (the "Managed Funds");

         WHEREAS, the Manager wishes to retain the Portfolio Manager to render portfolio management services to the Trust with respect to the portfolio(s) set forth in Exhibit A hereto (the "Fund(s)") and the Portfolio Manager is willing to furnish such services;

         WHEREAS, the Portfolio Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Manager and the Portfolio Manager as follows:

     1. APPOINTMENT. Pursuant to authority granted in the Investment Management Agreement and with the approval of the Trustees, the Manager hereby appoints the Portfolio Manager, to act as Portfolio Manager for the Fund(s) for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

     2. PORTFOLIO MANAGEMENT DUTIES; Use of "Franklin" Name.

          a. Portfolio Management Duties.

Subject to the overall supervision of the Trustees of the Trust and the Manager, the Portfolio Manager is hereby granted full responsibility and discretion, with respect to such portion of the assets of the Fund(s) as shall be allocated to it by the Manager for management pursuant to this Agreement from time to time (the "Assets"), for (a) the management of the Assets in accordance with the Fund's investment objectives, policies and limitations as stated in its prospectus and Statement of Additional Information included as part of the Trust's registration statement filed with the Securities and Exchange Commission ("SEC"), as they may be amended from time to time ("Registration Statement"), copies of which shall be provided to the Portfolio Manager by the Manager; and (b) the placement of orders to purchase and sell securities for the Fund. The Portfolio Manager may from time to time employ or hire any person or persons believed to be particularly fitted to assist in its performance of services pursuant to this Agreement. The Portfolio Manager will pay the compensation of any such persons, and no obligation will be incurred by, or on behalf of, the Trust, the Fund, or the Manager with respect to them. At the request of the Trustees or the Manager, the Portfolio Manager shall report to the Board of Trustees of the Trust or Manager regularly at such times and in such detail as the Board or Manager may from time to time reasonably determine to be appropriate. The Manager has herewith furnished the Portfolio Manager copies of the Fund's current Prospectus, Statement of Additional Information, Declaration and Bylaws and agrees during the continuance of this Agreement to furnish the Portfolio Manager copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Portfolio Manager will be entitled to rely on all such documents furnished to it by the Manager or the Trust.

         The Portfolio Manager further agrees that, in performing its duties hereunder, it will:

     (i) comply with the 1940 Act and the Advisers Act and rules and regulations thereunder, and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;

     (ii) comply with the Internal Revenue Codes (the "Code"), which shall include using reasonable efforts to manage the Assets, and coordinating its activities with the Manager and any other portfolio manager of the Fund, if any, so that the Fund will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;

     (iii) place orders for the investment of the Assets directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in the prospectus and/or Statement of Additional Information with respect to the Fund and in accordance with applicable legal requirements. Specifically, in executing portfolio transactions and selecting broker-dealers, the Portfolio Manager will use its best efforts to seek best execution on behalf of each Fund. In assessing the best execution available for any transaction, the Portfolio Manager shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Portfolio Manager may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities and Exchange Act of 1934) provided to a Fund and /or other accounts over which the Portfolio Manager or an affiliate of the Portfolio Manager exercises investment discretion. The Portfolio Manager is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction if, but only if, the Portfolio Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

Provided the investment objectives of the Fund and applicable law are adhered to, the Portfolio Manager may aggregate sale and purchase orders of securities and other investments held in the



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Fund with similar orders being made simultaneously for other accounts managed by the Portfolio Manager or with accounts of affiliates of the Portfolio Manager, if in the Portfolio Manager's reasonable judgment such aggregation shall result in an overall economic benefit to the Fund, taking into consideration an advantageous selling or purchase price, brokerage commissions or other expenses, and beneficial timing of transactions, or a combination of these and other factors.

Due to the type of securities Portfolio Manager intends to purchase, and the market and trading environment for such securities, Manager agrees, notwithstanding anything to the contrary contained herein, that Manager shall not require Portfolio Manager to effect portfolio transactions with any particular broker-dealer, and that Portfolio Manager shall have sole discretion to select broker-dealers to execute such transactions on behalf of the Fund, so long as such selection is otherwise consistent with Portfolio Manager's obligations under this paragraph 2 (a) (iii);

     (iv) furnish to the Trust, the Manager and any other portfolio manager of a Fund, if any, whatever statistical information the Trust , the Manager or such other portfolio manager may reasonably request with respect to the Assets or contemplated investments; keep the Manager and the Trustees and, as appropriate, such other portfolio managers informed of developments materially affecting the Fund's portfolio; and, on the Portfolio Manager's own initiative, furnish to the Trust, the Manager or such other portfolio manager from time to time whatever information the Portfolio Manager believes appropriate for this purpose;

     (v) make available to the Trust's administrator (the "Administrator"), the Trust or the Manager, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may reasonably be required to assist the Administrator, the Trust or the Manager in their compliance with applicable laws and regulations. The Portfolio Manager will furnish the Trustees or the Manager with such periodic and special reports regarding the Fund as the Trustees or the Manager may reasonably request;

     (vi) immediately notify the Trust and the Manager in the event that the Portfolio Manager or any of their affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Portfolio Manager from serving as a portfolio manager pursuant to this Agreement; or (2) becomes aware of important developments materially affecting the Fund, including but not limited to any material legal or administrative proceedings against the Portfolio Manager by the Securities and Exchange Commission or other regulatory authority having jurisdiction over the Portfolio Manager relating to violations of Federal or state securities laws by the Portfolio Manager. The Portfolio Manager further agrees to notify the Trust and the Manager immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Trust's Registration Statement regarding the Fund, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect;

     (vii) in making investment decisions with respect to the Assets, use no material non-public information that may be in its possession or in the possession of any of its affiliates, nor will the Portfolio Manager seek to obtain any such information;



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


     (viii) disclose portfolio holdings to no one other than the Manager, the Trust, the Custodian (s), or the Administrator, except as may be required by applicable federal or state laws, rules or regulations; and

     (ix) in connection with securities transactions, the Portfolio Manager (or any affiliated person of the Portfolio Manager) and any other portfolio manager that is advising an affiliate of the Fund entering into the transaction are prohibited from knowingly consulting with each other concerning transactions for the Fund in securities or other assets. This prohibition does not apply to communications in connection with the Manager's (i) responsibility for evaluating and monitoring the portfolio manager(s); (ii) determination of the allocation of assets among the portfolio managers; and (iii) investment discretion with respect to the investment of Fund assets not otherwise assigned to a portfolio manager.

     Except as otherwise provided in this Agreement, the Portfolio Manager shall not be responsible hereunder for compliance monitoring, reporting or testing or for preparing or maintaining books and records for the Fund or otherwise providing accounting services to the Fund and such services shall be provided by others retained by the Fund. The Portfolio Manager shall have access to such reports and records to assist it in performing its services hereunder.

     b. Use of "Franklin" Name

The Portfolio Manager hereby gives the Manager and the Trust, for the term of this Agreement, a royalty free, non-exclusive, non-transferable right to use the name "Franklin" (the "Marks") in the United States as part of the name of the Fund as follows: USAZ Franklin Small Cap Value Fund, in connection with the activities of the Manager or the Fund contemplated by this Agreement. This right shall permit affiliates of the Manager to use the Marks in marketing materials generated by such parties for variable products offered or distributed by them through which the Fund or any other such funds are sold. This right to use the Marks does not include the right to allow third parties to use the Marks except as specifically provided in this Agreement. Neither the Manager nor the Fund shall retain any right to the use of the Marks after the termination of this Agreement. Upon termination of this Agreement, the Manager and the Fund will promptly terminate all use of the Marks and destroy any remaining unused sales materials or other written, printed, or electronic material or performance material that includes the Marks. Manager agrees to take reasonable efforts to ensure that the nature and quality of the services rendered in connection with the Marks shall conform to the terms of this Agreement, and any amendments thereto.

All sales documentation, promotional, marketing, advertising or other written, printed or electronic material or performance information or data which includes the Marks, which is prepared, instructed, controlled and/or issued by or on behalf of the Fund and /or the Manager, and /or its agents or affiliates, or with the express or implied permission of Manager, shall require the written approval of Portfolio Manager prior to distribution, provided that Portfolio Manager's approval of a template shall be deemed to satisfy this provision. Such approval shall be presumed if Portfolio Manager does not transmit a disapproval that is received within 10 business days of receipt of the materials. Such written or printed material may be distributed only in the U.S. and shall bear the following legend: "'Franklin' is a trademark of Franklin Resources, Inc. and/or its subsidiaries."

Manager shall cooperate with Portfolio Manager in any prosecution or defense of the Marks that, in the judgement of the Portfolio Manager, may be necessary or desirable. However, Portfolio Manager has no obligation to take any action whatsoever in the event that a claim of infringement arises with respect to any of the Marks. In the event that Portfolio Manager determines that any of the Marks is invalid or infringing, Portfolio Manager may so notify Manager, which shall upon notification immediately discontinue all use of the allegedly invalid or infringing Marks.

Portfolio Manager for its own account and the account of its affiliates, reserves all rights to the Marks. Manager acknowledges and agrees that it does not have and will not assert any proprietary rights whatsoever in the Marks, either on its own behalf or on behalf of any party other than Portfolio and Manager.

     3. BANKING AND CUSTODY ACCOUNTS. The Portfolio Manager shall not be required to provide or arrange for banking accounts for the Fund or to hold money or assets on the Fund's behalf. The Portfolio Manager shall not be required to act as the registered holder of any investment or to provide or procure any custody or settlement services in connection with its services hereunder. The Fund has entered into one or more agreements with providers of banking and custody services (Custodians) whom the Fund will authorize to act upon instructions from properly authorized representatives of the Portfolio Manager, in connection with its services hereunder, directing the Custodian(s) to pay, deliver or receive cash and securities in settlement of transactions authorized by the Portfolio Manager on the Fund's behalf. The Fund's agreement(s) with such Custodian(s) will require the Custodian(s) to settle all transactions directed by the Portfolio Manager on the Fund's behalf. The Fund or the Manager shall instruct the Custodian (s) to provide the Portfolio Manager with such information as the Portfolio Manager may reasonably request relating to daily cash levels of the Fund.

     4. ALLOCATION OF CHARGES AND EXPENSES. Except as otherwise specifically provided in this section 4, the Portfolio Manager shall pay the compensation and expenses of all its directors, officers and employees who serve as Trustees, officers and executive employees of the Trust (including the Trust's share of payroll taxes), and the Portfolio Manager shall make available, without expense to the Fund, the services of its directors, officers and employees who may be duly elected officers or Trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

     The Portfolio Manager shall not be required to pay any expenses of the Trust or the Fund other than those specifically allocated to the Portfolio Manager in this section 4. In particular, but without limiting the generality of the foregoing, the Portfolio Manager shall not be responsible, except to the extent of the reasonable compensation of such of the Trust's employees as are officers or employees of the Portfolio Manager whose services may be involved, for the following expenses of the Trust or the Fund: organization and offering expenses of the Trust and the Fund (including out-of-pocket expenses, but not including the Portfolio Manager's overhead and employee costs); fees payable to or expenses of other portfolio managers or consultants; legal expenses; auditing and accounting expenses; interest expenses; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Trust or the Fund in connection with membership in investment company trade organizations; costs of insurance; fees and expenses of the Trust's Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Trust or the Fund; payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; other expenses in connection with the issuance, offering, distribution, marketing, redemption or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to shareholders; costs of preparing, printing and filing documents with regulatory agencies; costs of stationery and other office supplies; expenses of any litigation or other extraordinary or nonrecurring events and expenses relating to the issuance, registration and qualification of the shares of the Fund; costs of shareholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the business of the Trust or the Fund) of officers, Trustees and employees of the Trust who are not interested persons of the Portfolio Manager; and travel expenses (or an appropriate portion thereof) of officers or Trustees of the Trust who are officers, directors or employees of the Portfolio Manager to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust , or any committees thereof or advisory group thereto or other business of the Trust or the Funds.

     5. COMPENSATION. As compensation for the services provided and expenses assumed by the Portfolio Manager under this Agreement, the Manager, out of its fees from the Fund pursuant to the Investment Management Agreement, will pay the Portfolio Manager at the end of each calendar month an investment management fee computed daily at an annual rate equal to the percentage of each Fund's average daily net assets specified in Exhibit A hereto. The "average daily net assets" shall mean the average of the values placed on the net Assets as of the time at which, and on such days as, the Fund lawfully determines the value of its net assets in accordance with the prospectus or otherwise. The value of the net Assets, and of the net assets of the Fund, shall always be determined pursuant to the applicable provisions of the Declaration and the Registration Statement. If, pursuant to such provisions, the determination of net asset value for a Fund is suspended for any particular business day, then for the purposes of this section 5, the value of the net Assets as last determined shall be deemed to be the value of the net Assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of the Fund's portfolio may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Fund has been so suspended for a period including any month end when the Portfolio Manager's compensation is payable pursuant to this section, then the Portfolio Manager's compensation payable at the end of such month shall be computed on the basis of the value of the net Assets as last determined (whether during or prior to such month). If the Fund determines the value of the net assets of its portfolio more than once


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on any day, then the last such determination thereof with respect to the net
Assets on that day shall be deemed to be the sole determination thereof on that day with respect to the net Assets for the purposes of this section 5. If the Portfolio Manager serves less than the whole of any period specified, its compensation will be prorated.

     6. BOOKS AND RECORDS. The Portfolio Manager agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Portfolio Manager also agrees that the records it maintains and preserves pursuant to Rules 31a-1 and 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of both the Portfolio Manager and the Trust and Portfolio Manager agrees to provide copies to the Trust or the Manager promptly upon_request. The Portfolio Manager further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Trust and the Fund are being conducted in accordance with applicable laws and regulations.

     7. STANDARD OF CARE AND LIMITATION OF LIABILITY. The Portfolio Manager shall exercise its best judgment in rendering the services provided by it under this Agreement. The Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund or the holders of the Fund's shares in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Portfolio Manager against any liability to the Trust, the Fund or to holders of the Fund's shares to which the Portfolio Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Portfolio Manager's reckless disregard of its obligations and duties under this Agreement. As used in this Section 7, the term "Portfolio Manager" shall include any officers, directors, employees or other affiliates of the Portfolio Manager performing services with respect to the Trust or the Fund.

     8. SERVICES NOT EXCLUSIVE. It is understood that the services of the Portfolio Manager are not exclusive, and that nothing in this Agreement shall prevent the Portfolio Manager from providing similar services to other investment companies or to other series of investment companies (whether or not their investment objectives and policies are similar to those of the Fund or another sub-advised Fund of the Trust) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Portfolio Manager's ability to meet its obligations to the Trust, the Manager and the Fund hereunder.

The Manager and the Trust acknowledge that the Portfolio Manager and its officers, affiliates, and employees, and the Portfolio Manager's other clients, may at any time have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired for or disposed of from the Fund. The Portfolio Manager shall have no obligation to acquire for the Fund a position in any investment which the Portfolio Manager, or its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client.

The Manager and the Trust also acknowledge that the Portfolio Manager may give advice and take action with respect to any of its other clients or for its own account which may differ from the timing or nature of action taken by the Portfolio Manager with respect to the Fund . The Manager and the Trust acknowledge that the performance of the Fund may differ from the performance of other accounts or investment companies managed by the Portfolio Manager and that the Portfolio Manager is not expected to replicate the holdings or returns of any other account or fund that it manages.

When the Portfolio Manager recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Portfolio Manager recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Portfolio Manager nor any of its Trustees, officers or employees shall act as a principal or agent or receive any commission. If the Portfolio Manager provides any advice to its clients concerning the shares of the Fund or other funds of the Trust, the Portfolio Manager shall act solely as investment counsel for such clients and not in any way on behalf of the Trust, the Fund or another fund of the Trust.

     9. DURATION AND TERMINATION. This Agreement shall continue in effect for two years from the date set forth above and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trustees or (ii) by vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty (i) by the Manager,
(ii) by the Trust upon the vote of a majority of the Trustees or (iii) by vote of the majority of the Fund's outstanding voting securities, each upon sixty
(60) days' written notice to the Portfolio Manager; or (b) by the Portfolio Manager at any time without penalty, upon sixty (60) days' written notice to the Trust or the Manager. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

     10.  AMENDMENTS.   Except  as  otherwise  provided  by  applicable  law  or
regulatory relief, no provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees, including a majority of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.



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


     11. PROXIES AND RIGHTS. Unless the Trust or the Manager gives written instructions to the contrary, the Portfolio Manager shall use commercially reasonable efforts to (a) vote all proxies solicited by or with respect to the issuers of securities in which the Assets are invested, using its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders, and (b) exercise all other rights attaching to or arising with respect to the Assets, subject to the Fund's investment objectives, policies and limitations as stated in its Registration Statement, directing the Custodian to make any required payment or settlement in connection therewith.

The Portfolio Manager is not required to take any action other than the rendering of investment-related advice with respect to lawsuits involving securities presently or formerly held by the Fund, or the issuers thereof, including actions involving bankruptcy provided however, that the Portfolio Manager will use its commercially reasonable efforts to file proofs of claim in Class-Action suits, or bankruptcy proceedings. The Portfolio Manager shall also provide reasonable cooperation to the Manager in any possible proceeding. Should the Portfolio Manager commence litigation or file proofs of claim against an issuer on behalf of accounts which it manages that are shareholders of such issuer, the Trust agrees to pay its portion of any applicable legal fees and related expenses reasonably associated with the action, based upon the amount of its proportionate investment in the issues relative to other of the Portfolio Manager's plaintiffs' accounts, or to forfeit any claim to any assets Portfolio Manager may recover for its other accounts, and in such case agrees to hold Portfolio Manager harmless for excluding the Fund from such action.

In the case of class action suits or bankruptcy proceedings involving issues held by the Fund, Portfolio Manager may include information about the Fund for purposes of participating in any settlements.

     12. MISCELLANEOUS.

          a. This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

          b. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          c. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          d. Nothing herein shall be construed as constituting the Portfolio Manager as an agent of the Trust or the Fund.


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


        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first above written.

                        USAllianz Variable Insurance Products Trust
                        By       /s/ Jeffery Kletti
                        Title    President

                        Franklin Advisory Services, LLC
                        By       /s/ William J. Lippman
                        Title    President

                        USAllianz Advisers, LLC
                        By       /s/ Jeffrey Kletti
                                 Senior Vice President


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SCHEDULE A


         Fees payable to the Portfolio Manager pursuant to paragraph 5 hereof shall be at the following annual rates for each Fund:


Fund                                    Percentage of Average Net Assets
USAZ Franklin Small Cap Value Fund      First $200 million         0.600%
                                        Next $300 million          0.520%
                                        Greater than $500 million  0.500%



The management fee shall be accrued and paid to the Portfolio Manager as provided in Section 5 of the Porfolio Management Agreement.